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                                                                   EXHIBIT 10.08

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made in Pittsburgh, Pennsylvania on December 28, 1990. This Agreement is between FEDERATED INVESTORS, a Delaware Trust and its subsidiaries and affiliates ("FI") and John B. Fisher, who is referred to as "Representative."

     The considerations for this agreement are the mutual covenants and representations that are stated herein and other good and valuable consideration. The parties to the Agreement intend to be legally bound by it and agree as follows

     1. EMPLOYMENT--DUTIES. FI employs Representative as an officer and
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employee to vigorously pursue responsibilities assigned to him by FI.
Representative promises to devote his entire working time, attention and energies to performing his duties under this Agreement. Representative promises not to be employed by, or render services for remuneration to any other person or business or to engage in or be affiliated with any other commercial activities or pursuits whatsoever, directly or indirectly, in any fashion during the term of this Agreement, without FI's prior express written consent.

     2. SALARY & BENEFITS. (a) Salary: Representative will receive a
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semimonthly base salary at the annual rate of $170,000, less required or authorized withholdings. The amount of such base salary may be adjusted from time to time. (b) Benefits: Representative is eligible for vacation, sick leave, life, medical, dental and disability insurance and to participate in the profit-sharing plan on the same terms and subject to the same conditions as such benefits are made available to other full-time employees of FI.

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     3. EXPENSES. Representative is solely responsible for paying business
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expenses that he incurs. However, FI will reimburse Representative for reasonable travel, entertainment and other business expenses in accordance with FI's practice. If this Agreement is terminated by either party pursuant to Paragraph No. 4 below, Representative authorizes FI to withhold any salary and expense reimbursements owed to him until such time as he (1) repays outstanding cash advances, (2) returns company sponsored credit card(s), car, dictating machines, telephone answering equipment, typewriters, business documents, reports and any other items which have been provided for his use by FI while employed by FI, and (3) pays off any expenses incurred by use of such items.

     4. TERM. This Agreement is effective on the date it is signed, and
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continues until Representative or FI terminates it as set forth below:

            (a) Representative may terminate this Agreement for any reason by providing FI with at least thirty (30) days' written notice of his intention to terminate it;

            (b) FI may terminate this Agreement for any reason by providing Representative with at least thirty (30) days' written notice of its intention to terminate it;

            (c) FI may terminate this Agreement immediately in any situation where Representative has engaged in conduct which constitutes a breach of his duties to FI or violations of the standards of conducts which FI expects of its employees, including, but not limited to, i) a breach of the covenants and representations contained in this Agreement; ii) a violation of any applicable rule or regulation of the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), or any other regulatory agency

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having jurisdiction over the activities of FI and/or Representative; or iii)
which may result in material damage to the professional reputation or capabilities of FI.

            (d) The Agreement will terminate immediately upon the death of Representative.

     In case of termination of this agreement or termination of employment, FI may offset any amounts owed them by Representative against any severance pay benefits to which Representative may be eligible, if any. It is FI's intent that its various employee benefits be coordinated and FI may in its sole discretion interpret or offset benefits under its various plans or other discretionary payments to achieve that intent.

5. CONFIDENCE.
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     Representative covenants and agrees that he has a continuing duty of confidentiality and that he will not, without the written consent of FI, divulge to or use for the benefit of himself or any other person, firm, organization or corporation, confidential information relating to the identity and affairs of FI or any current or prospective client of FI or other confidential matters possessed, owned or used by FI that may have been communicated or acquired by Representative in the course of or as a result of his employment with FI. All records and files, memoranda, reports, documents and the like relating to the business of FI which Representative shall use or prepare or come into contact with shall remain the sole property of FI and must be returned along with Representative's company sponsored credit cards and other items which have been provided for his use while employed by FI as provided in Paragraph No. 3. Representative's duty of confidentiality survives the termination of employment and/or termination of this Agreement.

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     6. COVENANTS IN THE EVENT OF TERMINATION. Upon termination of this
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Agreement and/or Representative's employment, the following restrictions will continue in effect:

     (a) For a period of two years from the last date for which compensation (including any pay beyond the last day actively worked, if any) is received, Representative promises that he will not, for himself, as an agent or employee, or on behalf of any person, association, partnership or corporation, directly or indirectly engage in employment in the sale of, management of, or administration of any securities or other products or services which compete or are designed to compete with the mutual fund shares or other products and services offered by FI in FI's geographic market area.

     (b) Representative promises not to communicate or divulge or use for the benefit of himself or any other person, firm, organization or corporation, confidential information relating to the identity and affairs of any current or prospective client of FI or other confidential matters possessed, owned or used by FI that may have been communicated to or acquired by Representative in the course of or as a result of his employment with FI.

     (c) Representative will not at any time subsequent to such termination directly or indirectly solicit any employees of FI to terminate their employment or contractual relationships with FI, its subsidiaries or affiliates, in order to contract with or be employed by any other firm engaged in the sale of any securities or other products or services which may compete with the mutual fund shares or other products and services offered by FI whether or not the Representative is employed by or has a proprietary interest in or is in any way associated with such other firm or business.


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     (d) Representative acknowledges that the provisions of this Paragraph are reasonable and necessary for the protection of FI and that FI will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Representative agrees that, in addition to any other relief or remedies available to FI, FI shall be entitled to seek and obtain an appropriate injunction or other equitable remedy from a court with proper jurisdiction for the purposes of restraining Representative from any actual or threatened breach of such covenants, and no bond or security will be required in connection therewith. Further, if Representative breaches this covenant not to compete, and FI proves Representative's breach in court and/or FI is awarded a permanent or temporary injunction against Representative's continuing breach, the parties agree that the covenant not to compete shall continue for two years from the date of the award or finding of breach.

     7. SEVERABILITY. If any term, provision or paragraph of this
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agreement is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, such determination shall not affect the remaining terms, provisions or paragraphs of this Agreement which shall continue to be given full force and effect. If any term, provision or paragraph of this Agreement is determined by a court of competent jurisdiction to be unenforceable because of the duration thereof, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or restrict the geographical area of such term, provision or paragraph and/or reduce the scope or prohibited work and/or to delete such specific words or phrases which the court shall deem necessary to permit enforcement of such term, provision or paragraph in restricted form. Should any court or competent jurisdiction find any term, provision or paragraph of this Agreement invalid or

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unenforceable, or enforceable only in restricted form, then any such finding shall apply only to the jurisdiction of such Court and shall not serve to alter or amend this Agreement in any other jurisdiction.

     8. WAIVER OR BREACH. The waiver by FI of a breach by Representative
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of any provision or covenant of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Representative of the same or a different provision.

     9. SELECTIVE ENFORCEMENT. Selective enforcement of this Agreement
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against some representatives and not others shall in no way be construed as affecting the enforceability of this Agreement with Representative, or be construed in any way against FI.

     10. ENTIRE AGREEMENT. This Employment Agreement cancels and supercedes
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all prior employment agreements, if any, between FI and Representative. No subsequent amendment, alteration, change or addition to this Employment Agreement shall be binding upon FI or Representative unless reduced to writing and signed by the other party.

     11. CHOICE OF LAW AND VENUE. All questions concerning the execution of this Agreement and the rights and liabilities of the parties hereunder shall be decided in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law. The parties mutually agree that venue for any dispute or litigation shall be in the courts of Allegheny County or the Western District of Pennsylvania.


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      WITNESS the due execution hereof the day and year first above written.


                                            FEDERATED INVESTORS


                                            By:  /s/ John W. McGonigle, Esq.
                                                --------------------------------
                                                     John W. McGonigle, Esq.
                                                     Vice President


          [SIGNATURE ILLEGIBLE]


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Representative


Date:   December 21, 1990
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Witness:

   /s/ John W. McGonigle
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Date:  December 21, 1990
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